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                                                                  EXHIBIT 22 (1)


                                 SUBSIDIARIES OF
                            LAYNE CHRISTENSEN COMPANY

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                                                                                                     JURISDICTION
                                         NAME OF SUBSIDIARY                                        OF INCORPORATION
                                         ------------------                                        ----------------
           Boyles Bros. Drilling Company                                                     Utah
           Christensen Boyles Corporation                                                    Delaware
           ESEMES (Mauritius) Limited                                                        Mauritius
           Glindemann & Kitching Pty Ltd                                                     Australia
           International Directional Services, L.L.C.                                        Delaware
           International Directional Services of Canada Ltd.                                 Ontario, Canada
           International Mining Services Pty Ltd                                             Australia
           Layne de Mexico, S.A. de C.V.                                                     Hermosillo, Sonora, Mexico
           Layne Christensen Australia Pty Limited                                           Australia
           Layne Christensen Canada Limited                                                  Calgary, Alberta, Canada
           Layne Ohio Company                                                                West Virginia
           Layne Texas, Incorporated                                                         Delaware
           Layne (Thailand) Limited                                                          Bangkok, Thailand
           Layne Water Development and Storage, LLC                                          Delaware
           Mid-Continent Drilling Company                                                    Delaware
           PT Layne Christensen Indonesia                                                    Indonesia
           SMS Offshore Pty Ltd                                                              Australia
           Shawnee Oil & Gas, L.L.C.                                                         Delaware
           Stamm-Scheele Incorporated                                                        Louisiana
           Stanley Exploration Mining Company Ltd                                            Ghana
           Stanley Mining Services Pty Limited                                               Australia
           Stanley Mining Services (Tanzania) Ltd                                            Tanzania
           Stanley Mining Services (Uganda) Limited                                          Uganda
           Stanley Mining Services Zimbabwe (Private) Limited                                Zimbabwe
           Stanmines Ghana Ltd                                                               Ghana
           Stanmines NL                                                                      Australia
           Tecniwell S.r.l.                                                                  Italy
           Toledo Oil & Gas Services, Inc.                                                   Louisiana
           Vibration Technology, L.L.C.                                                      Delaware
           WorldCover, Inc.                                                                  Delaware


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